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                                                                   Exhibit 99.d



                         INVESTMENT MANAGEMENT AGREEMENT
                            FOR TIAA-CREF LIFE FUNDS

         THIS AGREEMENT is made this 30th day of November, 1998, by and between TIAA-CREF Life Funds (the "Fund"), a Delaware business trust, and Teachers Advisors, Inc. ("Advisors"), a Delaware corporation.

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently consists of one series (known as the Stock Index Fund) (the "Current Fund"), and may consist of additional series in the future (collectively, with the Current Fund, the "Funds");

         WHEREAS, Advisors is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, the Fund desires to retain Advisors to provide or to arrange to provide overall management of the Fund and the Funds, including, but not limited to, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services, in the manner and on the terms and conditions set forth in this Agreement; and

         WHEREAS, Advisors is willing to provide or to arrange to provide overall management of the Fund and the Funds, including, but not limited to, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services, in the manner and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

         1. Duties of Advisors.

                  (a) Generally.

                           (i) The Fund hereby engages Advisors to act as the
Fund's general manager to provide or to arrange to provide directly or through third parties, investment management, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services to each Fund; and to provide or to arrange to provide the above services subject to the supervision of the board of trustees of the Fund (the "Board"), for the period and on the terms and conditions set forth in this Agreement. Advisors hereby accepts such engagement and agrees during such period, at its own expense, to provide or to arrange to provide such investment advisory and general management services and to assume the obligations set forth in this Agreement for the compensation provided for herein.

                           (ii) Subject to the provisions of the 1940 Act and
the Advisers Act, Advisors may retain any affiliated or unaffiliated parties including, but not limited to, investment
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adviser(s) and/or investment sub-adviser(s), custodian(s), transfer agent(s), dividend-disbursing agent(s), attorney(s), and accountant(s) to perform any or all of the services set forth in this Agreement (any such party is hereafter referred to as a "Service Provider"). Advisors shall provide the Fund with reasonable notice of its intention to retain each such Service Provider and shall not retain a Service Provider if, within 10 days after Advisors provides such notice to the Fund with respect to such Service Provider, the Fund notifies Advisors of its disapproval of such Service Provider.

                           (iii) Advisors and each Service Provider shall, for
all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or a Fund in any way or otherwise be deemed an agent of the Fund or a Fund.

                           (iv) Advisors shall, for purposes of this Agreement,
have and exercise full investment discretion and authority to act as agent for the Fund in buying, selling or otherwise disposing of or managing the Fund's investments, directly or through sub-advisers, subject to supervision by the Board.

                           (v) Advisors and each Service Provider shall be
subject to: (1) the restrictions of the Declaration of Trust Fund, as amended from time to time; (2) the provisions of the 1940 Act and the Advisers Act; (3) the statements relating to the Funds' investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of the Fund (the "registration statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act; and (4) any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Investment Advisory Services.

                           (i) Advisors shall provide the Fund directly or
through sub-advisers with such investment research, advice and supervision as the Fund may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

                           (ii) The Fund has furnished or will furnish Advisors
(who is authorized to furnish any Service Provider) with copies of the Fund's registration statement, and Declaration of Trust, as currently in effect and agrees during the continuance of this Agreement to furnish Advisors with copies of any amendments or supplements thereto before or at the time

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the amendments or supplements become effective. Advisors and each Service
Provider will be entitled to rely on all documents furnished by the Fund.

                           (iii) Advisors shall take, on behalf of each Fund,
all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by Advisors. Advisors also is authorized as the agent of the Fund to give instructions to any Service Provider serving as custodian of the Fund as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of a Fund, Advisors is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and other applicable provisions of law, Advisors may select brokers or dealers that are affiliated with Advisors or the Fund.

                           (iv) In addition to seeking the best price and
execution, Advisors may also take into consideration research and statistical information, wire, quotation and other services provided by brokers and dealers to Advisors. Advisors is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Advisors determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or Advisors's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Advisors will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by Advisors in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

                           (v) As part of carrying out its obligations to manage
the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, Advisors shall:

                                    (1)     Perform research and obtain and
                                            analyze pertinent economic,
                                            statistical, and financial data
                                            relevant to the investment policies
                                            of each Fund as set forth in the
                                            Fund's registration statement;

                                    (2)     Consult with the Board and furnish
                                            to the Board recommendations with
                                            respect to an overall investment

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                                            strategy for each Fund for approval,
                                            modification, or rejection by the
                                            Board;

                                    (3)     Seek out and implement specific
                                            investment opportunities, consistent
                                            with any investment strategies
                                            approved by the Board;

                                    (4)     Take such steps as are necessary to
                                            implement any overall investment
                                            strategies approved by the Board for
                                            each Fund, including making and
                                            carrying out day-to-day decisions to
                                            acquire or dispose of permissible
                                            investments, managing investments
                                            and any other property of the Fund,
                                            and providing or obtaining such
                                            services as may be necessary in
                                            managing, acquiring or disposing of
                                            investments;

                                    (5)     Regularly report to the Board with
                                            respect to the implementation of any
                                            approved overall investment strategy
                                            and any other activities in
                                            connection with management of the
                                            assets of each Fund;

                                    (6)     Maintain all required accounts,
                                            records, memoranda, instructions or
                                            authorizations relating to the
                                            acquisition or disposition of
                                            investments for each Fund and the
                                            Fund;

                                    (7)     Furnish any personnel, office space,
                                            equipment and other facilities
                                            necessary for the operation of each
                                            Fund as contemplated in this
                                            Agreement;

                                    (8)     Provide the Fund with such
                                            accounting or other data concerning
                                            the Fund's investment activities as
                                            shall be necessary or required to
                                            prepare and to file all periodic
                                            financial reports or other documents
                                            required to be filed with the
                                            Securities and Exchange Commission
                                            and any other regulatory entity;

                                    (9)     Assist in determining each business
                                            day the net asset value of the
                                            shares of each Fund in accordance
                                            with applicable law; and

                                    (10)    Enter into any written investment
                                            advisory or investment sub-advisory
                                            contract with another affiliated or
                                            unaffiliated party, subject to any
                                            approvals required by Section 15 of
                                            the 1940 Act, pursuant to which such
                                            party will carry out some or all of
                                            Advisors's responsibilities (as
                                            specified in

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                                            such investment advisory or
                                            investment sub-advisory contract)
                                            listed above.

                  (c) General Management Services. Advisors shall provide or arrange to provide all custody, transfer agency, dividend disbursing, legal, accounting, and administrative services necessary for the operation of the Fund, including, without limitation, the following services:

                           (i) Custody services including, but not limited to:

                                    (1)     placing and maintaining each Fund's
                                            securities, cash or other
                                            investments pursuant to the
                                            requirements of Section 17(f) of the
                                            1940 Act and the rules thereunder;

                                    (2)     holding and segregating for the
                                            Fund's account, all of the Fund's
                                            assets, including securities that
                                            the Fund desires to be held in
                                            places within the United States
                                            ("domestic securities") or in places
                                            outside the United States ("foreign
                                            securities");

                                    (3)     releasing and delivering domestic
                                            securities owned by the Fund only
                                            upon receipt of instructions from
                                            persons and by means authorized by
                                            the Board;

                                    (4)     assuring that all domestic
                                            securities held are registered in
                                            the name of the Fund or in the name
                                            of any nominee of the Fund or of any
                                            nominee of Advisors or any Service
                                            Provider acting as custodian which
                                            nominee shall be assigned
                                            exclusively to the Fund, unless the
                                            Fund has provided written
                                            authorization to use a nominee not
                                            meeting the above requirement;

                                    (5)     maintaining a separate bank
                                            account(s) in the United States in
                                            the name of the Fund, and holding
                                            all cash received by it from or for
                                            the account of the Fund in such
                                            account;

                                    (6)     collecting on a timely basis all
                                            income and other payments with
                                            respect to securities to which the
                                            Fund shall be entitled either by law
                                            or pursuant to custom in the
                                            securities business;

                                    (7)     paying out monies of the Fund upon
                                            receipt of instructions from persons
                                            and by means authorized by the
                                            Board;

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                                    (8)     appointing or removing, in its
                                            discretion, any other entity
                                            qualified under the 1940 Act to act
                                            as a custodian, as its agent to
                                            carry out any custody duties so long
                                            as such other entity is approved by
                                            the Board;

                                    (9)     employing, in the discretion of
                                            Advisors or a Service Provider
                                            employed by Advisors, other parties
                                            as sub-close custodians for the
                                            Fund's domestic securities or
                                            foreign securities. With respect to
                                            the Fund's foreign securities, if
                                            any, such employment shall be
                                            effected and such foreign securities
                                            shall be maintained in accordance
                                            with the provisions of Rule 17f-5
                                            under the 1940 Act, as such
                                            provisions may be amended from time
                                            to time, provided that Advisors or a
                                            Service Provider employed by
                                            Advisors shall furnish annually to
                                            the Fund, information concerning the
                                            Service Provider or sub-custodians
                                            employed by Advisors or other
                                            Service Provider;

                                    (10)    creating and maintaining all records
                                            relating to its activities and
                                            obligations under any contract
                                            relating to the Fund or a Fund
                                            thereof in accordance with the
                                            provisions of Section 31 of the 1940
                                            Act and Rules 31a-1 and 31a-2 under
                                            the 1940 Act. Such records shall be
                                            the property of the Fund and shall
                                            at all times during the regular
                                            business hours of Advisors (or
                                            separate Service Provider acting as
                                            custodian) be open for inspection by
                                            duly authorized officers, employees
                                            or agents of the Fund and employees
                                            and agents of the Securities and
                                            Exchange Commission; and

                                    (11)    performing or arranging for the
                                            performance of any other usual
                                            duties and functions of a custodian
                                            for a registered investment company;

                           (ii) Transfer agency services, including, but not
limited to:

                                    (1)     receiving for acceptance, orders for
                                            the purchase of Fund shares, and
                                            promptly delivering payment and
                                            appropriate documentation thereof to
                                            Advisors or any Service Provider
                                            acting as custodian;

                                    (2)     issuing, pursuant to purchase
                                            orders, the appropriate number of
                                            the Fund's shares and holding such
                                            shares in the appropriate account;

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                                    (3)     receiving for acceptance redemption
                                            requests and redemption directions
                                            and delivering the appropriate
                                            documentation to Advisors or any
                                            Service Provider acting as
                                            custodian;

                                    (4)     effecting transfers of Fund shares
                                            by the registered owners thereof
                                            upon receipt of appropriate
                                            instructions;

                                    (5)     preparing and transmitting payments
                                            for dividends and distributions
                                            declared by the Fund;

                                    (6)     maintaining records of accounts for
                                            shareholders and advising the Fund
                                            and its shareholders as to the
                                            foregoing;

                                    (7)     recording the issuance of shares of
                                            the Fund and maintaining pursuant to
                                            Rule 17Ad-10(e) under the 1934 Act a
                                            record of the total number of shares
                                            of the Fund that are authorized,
                                            based upon data provided by the
                                            Fund, and issued and outstanding;
                                            and

                                    (8)     performing or arranging for the
                                            performance of any other customary
                                            services of a transfer agent or
                                            dividend-disbursing agent for a
                                            registered investment company;

                           (iii) The calculation of the net asset value of each
Fund and the net asset value per share of each class of shares at such times and in such manner as specified in the Fund's current registration statement and at such other times upon which the parties hereto may from time to time agree;

                           (iv) The creation and maintenance of such records
relating to the business of the Fund as the Fund may from time to time reasonably request;

                           (v) Portfolio accounting services to maintain the
portfolio accounting records for each Fund;

                           (vi) The preparation of all federal, state, and local
tax returns and reports relating to each Fund;

                           (vii) The preparation, filing and arranging for the
distribution of proxy materials and periodic reports to shareholders of each Fund;

                           (viii) The preparation and filing of the Fund's
registration statements and other documents with the Securities and Exchange Commission and other federal and state regulatory authorities as may be required by applicable law;

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                           (xiv) The preparation and filing of state
registrations of the Fund's shares; and

                           (x) Other services for the ordinary operation of the
Fund.

Advisors may contract with qualified Service Providers for the provision of any of the services necessary for the operation of the Fund as described in this Section (c). Where Advisors engages separate Service Providers, Advisors shall also, on behalf of the Fund, coordinate the activities of such Service Providers, as well as other agents, attorneys, brokers and dealers, insurers, sub-advisers and such other persons in any such other capacity deemed to be necessary or desirable. Advisors shall make reports to the Board of its performance hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as the Board or Advisors shall consider desirable.

         2. Allocation of Charges and Expenses.

                  (a) Advisors.

                           (i) Advisors assumes the expense of and shall pay for
maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities that it is obligated to provide under this Agreement, and shall pay all compensation of officers of the Fund and all trustees of the Fund who are affiliated persons of Advisors, except as otherwise specified in this Agreement.

                           (ii) Except for those expenses assumed by the Fund as
provided in Section 2(b) below, Advisors shall bear all of the Fund's expenses including, but not limited to: custodian fees; transfer agent fees; pricing costs (including the daily calculation of net asset value); portfolio accounting service fees; ordinary legal fees (except extraordinary litigation expenses); expenses of shareholders' and/or trustees' meetings; bookkeeping expenses related to shareholder accounts; cost of printing and mailing shareholder reports and proxy statements; costs of printing and mailing registration statements and updated prospectuses to current shareholders; costs in connection with the registration of the Fund's shares with federal and state securities authorities and the continued qualification of the Fund's shares for sale; expenses of all audits by the Fund's independent accountants, costs of filing reports with regulatory bodies; costs of the maintenance of the Fund's fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; and the fees of any trade association of which the Fund is a member.

                           (iii) Advisors agrees that neither it nor any Service
Provider will make any separate charge to any shareholder or his individual account for any services rendered to said shareholder or the Fund unless such charge for special services is specifically approved by the Board including a majority of the directors who are not "interested persons" (as such term is defined in the 1940 Act) of Advisors. No special charge will be levied retroactively or without appropriate notice to affected shareholders.

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                  (b) The Fund. The Fund assumes and shall pay or cause to be paid the following expenses of the Fund, including, without limitation: compensation of Advisors under this Agreement; fees and expenses of trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Fund (the "disinterested trustees"); brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities or other investments; costs, including the interest expense, of borrowing money; taxes; and extraordinary expenses (including extraordinary litigation expenses and extraordinary consulting expenses).

         3. Compensation of Advisors.

                  (a) For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

         Stock Index Fund...........................................0.30%

                  (b) Advisors's fee shall be accrued daily proportionately at 1/365th (1/366th for a leap year) of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of each Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Fund and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

                  (c) In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination.

                  (d) During any period when the determination of net asset value is suspended, the net asset value of a Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

         4. Limitation of Liability of Advisors. Advisors shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for
(i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) to the extent specified in section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

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         5. Activities of Advisors.

                  (a) The services of Advisors are not deemed to be exclusive, and Advisors is free to render services to others, so long as Advisors's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested persons of Advisors, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of Advisors are or may become similarly interested persons of the Fund, and that Advisors may become interested in the Fund as a shareholder or otherwise.

                  (b) It is agreed that Advisors may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts. Advisors or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for Advisors or other entities advised by Advisors will be considered by and may be useful to Advisors in carrying out its obligations to the Fund.

                  (c) Nothing in this Agreement shall preclude the aggregation of orders for the sale or purchase of securities or other investments by two or more Funds of the Fund or by the Fund and other mutual funds, separate accounts, or other accounts (collectively, "Advisory Clients") managed by Advisors, provided that:

                           (i) Advisors' actions with respect to the aggregation
of orders for multiple Advisory Clients, including the Fund, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise; and

                           (ii) Advisors' policies with respect to the
aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board of Trustees of the Fund.

Neither Advisors, nor any of its directors, officers, or personnel, nor any person, firm, or corporation controlling, controlled by, or under common control with it shall act as a principal or receive any commission as agent in connection with the purchase or sale of assets for a Fund, except as may be permitted under applicable law.

         6. Books and Records.

                  (a) Advisors hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 and, if the Fund adds a money market account, Rule 2a-7 under the 1940 Act, all records relating to the Fund's investments that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act.

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                  (b) Advisors agrees that all books and records which it or any other Service Provider maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such books, records or information upon the Fund's request. All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Advisors's offices. The Fund or its authorized representative shall have the right to copy any records in the possession of Advisors or a Service Provider that pertain to the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Fund free from any claim or assertion of rights by Advisors.

                  (c) Advisors further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

         7. Duration and Termination of this Agreement.

                  (a) This Agreement shall not become effective unless and until it is approved by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party, and by the vote of a majority of the outstanding voting shares of each Fund. This Agreement shall come into full force and effect on the date which it is so approved, provided that it shall not become effective as to any subsequently created Fund until it has been approved by the Board specifically for such Fund. As to each Fund, the Agreement shall continue in effect for two years from the date on which it becomes effective and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for such Fund at least annually by: (i) the Board, or by the vote of a majority of the outstanding votes attributable to the shares of such Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  (b) This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board or by vote of a majority of the outstanding votes attributable to the shares of the applicable Fund, or by Advisors, on 60 days written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, or if a different adviser is appointed with respect to a new Fund, the Agreement shall remain in effect with respect to the remaining Fund(s).

                  (c) This Agreement shall automatically terminate in the event of its assignment.

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
         8. Amendments of this Agreement. This Agreement may be amended as to each Fund by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding votes attributable to the shares of the Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         9. Definitions of Certain Terms. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes" attributable to the shares of a Fund means the lesser of (a) 67% or more of the votes attributable to such Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy, or
(b) more than 50% of the votes attributable to shares of the Fund.

         10. Governing Law. This Agreement shall be construed in accordance with laws of the State of New York, and applicable provisions of the 1940 Act, the Advisers Act, and the 1934 Act.

         11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

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
         13. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

                  (a)      If to the Fund -

                           TIAA-CREF Life Funds
                           730 Third Avenue
                           New York, New York 10017-3206
                           Attention: Thomas G. Walsh

                  (b)      If to Advisors -

                           Teachers Advisors, Inc.
                           730 Third Avenue
                           New York, New York 10017-3206
                           Attention: Scott C. Evans

or to such other address as the Fund or Advisors shall designate by written notice to the other.

         14. No Liability of Shareholders. This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made August 13, 1998, as amended. None of the shareholders of the Fund, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

         15. Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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
         IN WITNESS WHEREOF, the Fund and Advisors have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF LIFE FUNDS


By: /s/ Thomas G. Walsh                          Attest:/s/ Mark L. Serlen
   ------------------------------------                 -----------------------
    Thomas G. Walsh
    Chairman of the Board and President          Title: Assistant Secretary
                                                        -----------------------


TEACHERS ADVISORS, INC.


By: /s/ Scott C. Evans                           Attest:/s/ Mark L. Serlen
   ------------------------------------                 -----------------------
    Scott C. Evans
    Executive Vice President                     Title: Assistant Secretary
                                                        -----------------------

[TIAA CREF LOGO]
                                                                          WAIVER
                                                    Continuation of Exhibit 99.d



                                                               November 30, 1998


The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York  10071-3206

Ladies and Gentlemen:

                  This is to inform you that Teachers Advisors, Inc. ("Advisors") has voluntarily chosen to waive a portion of the fee it is otherwise entitled to receive for managing the assets of TIAA-CREF Life Funds (the "Fund") under the Investment Management Agreement dated November 30, 1998, by and between the Fund and Advisors. The waiver shall operate from the date of this letter until we notify you otherwise in writing. The waiver will be based on an effective annual rate of twenty-three one-hundredths of one percent (0.23%) of the net assets of The Stock Index Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of .07%

                  We will provide you with not less than 30 days written notice if we determine to modify or terminate this waiver, unless it is otherwise agreed by you and us.


                                        Sincerely,

                                        TEACHERS ADVISORS, INC.



                                        By:/s/ Scott C. Evans
                                           -------------------------------------
                                           Scott C. Evans
                                           Executive Vice President




                             TEACHERS ADVISORS, INC.